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                                                                  EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of Geologistics Corporation of our report dated October 3, 1997, relating to the financial statements of LEP International Worldwide Limited, which appears on page F-30 of such Prospectus. However, it should be noted that Price Waterhouse has not prepared or certified such "Selected Financial Data".


Price Waterhouse
London
England


March 24, 1998